FOR IMMEDIATE RELEASE	TSX symbol: CTI

CHEMOKINE THERAPEUTICS ANNOUNCES FIRST QUARTER RESULTS

Vancouver, BC (May 12, 2005) – Chemokine Therapeutics Corp. (the Company) (Toronto Stock Exchange: CTI), a biotechnology company developing peptide-based therapies to treat cancer, cardiovascular and infectious disease, today announced the financial and operating results of the first quarter ended March 31, 2005.

First quarter highlights:

•

Completion of a single dose Phase I clinical trial in healthy volunteers for our lead compound CTCE-0214.  Results of the Phase I clinical trial are expected to be announced in the second quarter;

•

A study conducted by the National Cancer Institute (NCI), demonstrated that CTCE-9908 decreased the spread of cancer to the lung in mice that had osteosarcoma by 67%.  These results were announced at the American Association for Cancer Research 2005 Annual Meeting on April 17, 2005; and

•

The closing of a CDN$2.4 million over-allotment option to bring the total proceeds raised under our initial public offering to CDN$18.4 million.

“The completion of the Phase I trial for CTCE-0214 and the presentation of the NCI’s preclinical results of CTCE-9908 at the AACR during the first quarter demonstrate our commitment to clinical progress,” said Dr. Hassan Salari, President and CEO of Chemokine Therapeutics. “This clinical progress and the established role chemokines play in health and disease provides the potential for our two lead drug candidates to address the large and growing markets of immune system recovery and cancer.”

Financial Results - Unaudited

(All amounts in U.S. dollars and in accordance with U.S. GAAP unless otherwise specified)

We incurred a net loss of $1,688,687 ($0.05 per share) during the three months ended March 31, 2005 compared to a net loss of $948,951 ($0.09 per share) during the same period in 2004. The increase in our net loss was principally caused by the increase in research and development expenses and general and administrative expenses as described below.

Research and development expenses were $859,944 during the three months ended March 31, 2005, an increase of $158,972 from the $700,972 comparative amount recorded in the three months ended March 31, 2004.  Research and development expenses in the quarter were primarily attributable to the Phase I clinical trial of CTCE-0214, research staff salaries, and manufacturing of compound for clinical trials.  During the quarter we completed a single dose Phase I clinical trial for CTCE-0214 and we expect to announce results of the trial during the second quarter.

General and administrative expenses increased to $756,252 in the three months ended March 31, 2005 from $213,918 in the comparative period in 2004.  The quarter over quarter increase reflects higher professional fees for accounting and legal services and additional salary costs for employees we hired to assist us with the compliance as a publicly reporting company under Canadian and U.S. securities laws.  General and administrative expenses included non-cash stock based compensation costs of $91,932 relating to stock options granted to employees and consultants.  Other general and administrative expenses included consulting, marketing and promotion expenses incurred for investor relations and business development.

We realized other income of $55,026 for the three months ended March 31, 2005 compared with $4,427 for the three months ended March 31, 2004.  Other income consisted of interest earned on cash balances.  Cash balances increased quarter over quarter, with the proceeds of our initial public offering.

As of March 31, 2005 we had available funds of $10,920,243 compared with $11,436,478 as of December 31, 2004.  For the quarter ended March 31, 2005, we used net cash of $1,824,921 in operating activities primarily consisting of expenditures on research and development, and general and administration.  Accounts payable decreased during the quarter which consumed cash of $182,546.  Financing activities during the quarter ended March 31, 2005 provided net proceeds of $1,754,409, primarily from the exercise of the CDN$2.4 million greenshoe option of our initial public offering.

About Chemokine Therapeutics Corp. (Toronto Stock Exchange: CTI)

Chemokine Therapeutics is a biotechnology company developing drugs in the field of chemokines and cytokines, a family of small, soluble proteins, which signal stem cell transport and growth into mature cells.  These stem cells are master primitive cells, capable of producing billions of mature cells necessary for repair and regeneration.  Chemokines and cytokines also play an important role in cancer and autoimmune disorders which can paradoxically contribute to the survival and growth of such diseases. The Company has two product candidates in clinical trials; CTCE-0214, for immune system recovery, and CTCE-9908, to prevent the spread of cancer and its continued growth.  In addition, Chemokine maintains a drug discovery program to identify new chemokine-based drug candidates. Pharmaceutical Product Development, Inc. (PPDI) and Procter & Gamble Pharmaceuticals, Inc. have signed strategic agreements with Chemokine to collaborate on research and development.  For more information, please visit our website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Financial Tables Follow:

Chemokine Therapeutics Corp.

(A Development Stage Company)

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars)

	March 31,	December 31,
	2005	2004
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,464,947	$11,436,478
Investments	6,455,296	–
Amounts receivable	51,842	5,560
Prepaid expense and deposit	62,692	57,898
Due from affiliates	346,390	–

TOTAL CURRENT ASSETS	11,381,167	11,499,936

PROPERTY AND EQUIPMENT	89,103	19,625

LICENSE	29,763	31,687

	$11,500,033	$11,551,248
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$430,621	$613,167
Deferred revenue	275,000	275,000
Due to affiliates	–	26,322

TOTAL CURRENT LIABILITIES	705,621	914,489
STOCKHOLDERS’ EQUITY
PREFERRED STOCK
Authorized – 6,000,000 voting, participating shares; par value $ 0.001 per share
Issued and outstanding: March 31, 2005 – 2,000,000; December 31, 2004 – 2,000,000	2,000	2,000
COMMON STOCK
Authorized – 50,000,000 voting, participating shares; par value $ 0.001 per share
Issued and outstanding: March 31, 2005 – 31,779,206; December 31, 2004 – 29,343,206	31,779	29,343

ADDITIONAL PAID-IN CAPITAL	23,464,700	21,620,796

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE	(12,704,067)	(11,015,380)

	10,794,412	10,636,759

	$11,500,033	$11,551,248

Chemokine Therapeutics Corp.

(A Development Stage Company)

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in U.S. dollars)

(Unaudited)

	Three months ended,
	March 31,	March 31,
	2005	2004
REVENUE	$-	$-

EXPENSES
Research and development	859,944	700,972
General and administrative	756,252	213,918
Amortization of license	1,923	2,408
Depreciation of property and equipment	3,533	2,356
Foreign exchange loss	122,061	33,724

	1,743,713	953,378

OTHER INCOME	55,026	4,427

NET (LOSS)	$(1,688,687)	$(948,951)

NET (LOSS) PER COMMON SHARE -
FOR THE PERIOD – BASIC AND DILUTED	$(0.05)	$(0.09)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	30,949,606	10,411,841

For further information contact:

Chemokine Therapeutics Corp.

David Karp

Chief Financial Officer

Phone: (604) 822-3347

or

Ian Harper,

Director of Investor Relations & Corporate Development

Phone: (604) 822-0305

E-mail: iharper@chemokine.net

Internet: www.chemokine.net

U.S. Media Enquiries

Richard E. Cooper / Jennifer K. Zimmons, Ph.D.

Strategic Growth International
Phone: (212) 838-1444

Fax: (212) 838-1511

Email: jzimmons@sgi-ir.com

Canadian Media Enquiries

Ross Marshall

The Equicom Group Inc.

Phone: (416) 815-0700 (Ext.238)

Fax: (416) 815-0080

E-mail: rmarshall@equicomgroup.com